UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

PRISTINE SOLUTIONS, INC.
(Exact name of Company as specified in its charter)

Nevada	333-166487	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
9595 Wilshire Blvd., Suite 900 Beverly Hills, California 90212 (Address of principal executive offices) Telephone Number 786-514-6512 (Registrant’s Facsimile Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating  the Company’s prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") regarding the Company and its business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of its management and the statements are based on facts and factors as the Company currently knows them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this Report. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

As used in this Current Report and unless otherwise indicated, the terms “we”, “us”, “our” and the “Company” refer to Pristine Solutions, Inc. and  its wholly-owned subsidiaries.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 23, 2012, the Company and its controlling stockholders (the “Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange”) with Eaton Scientific Systems, Ltd., a Nevada corporation (“ESSL”) and the shareholders of ESSL (the “ESSL Shareholders”), whereby the Company acquired 25,000,000 shares of common stock (100%) of ESSL (the “ESSL Stock”) from the ESSL Shareholders.  In exchange for the ESSL Stock, the Company issued 25,000,000 shares of its common stock to the ESSL Shareholders.

The foregoing summary description of the terms of the Share Exchange may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange, reference is made to such agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2012, and is incorporated herein by this reference.

The Company’s Chief Executive Officer, Mr. Michael J. Borkowski, and the Company’s controlling shareholder and former President, Ms. Christine Buchanan-McKenzie, entered into a Common Stock Purchase Agreement, whereby Mr. Borkowski would purchase one hundred (100%) percent of the Company’s common shares owned by Mrs. Buchanan-McKenzie, or 240,000,000 shares, at par value $.0001, representing approximately 54.1% of the Company’s total issued and outstanding shares.  The Common Stock Purchase Agreement, and subsequent transaction closing, was completed on October 22, 2012.  On October 23, 2012, the Common Stock Purchase Agreement was finalized, and a Change in Control of the Registrant took place.

        In conjunction with the 25,000,000 Share Exchange and sale of 240,000,000 the total shares held by ESSL Shareholders is 265,000,000 or approximately 59.8% of the issued and outstanding common stock of the Company as of October 30, 2012.  In addition certain ESSL shareholders owning a total of 135,779,375 shares of the Company’s common stock representing approximately 30.64% of the issued and outstanding common stock of the Company entered into three (3) separate twenty-four (24) month Lock-Up Agreements, which are attached herewith as Exhibits 10.9 through 10.11.

On September 12, 2012, the Company issued a Convertible Promissory Note (“Convertible Note”) in the amount of $500,000 to a related party.  The Convertible Note is interest free, is payable within 2 years, and contains a conversion feature which allows for the principal balance to be converted into common stock of the Company. The Convertible Note is attached herewith as Exhibit 99.4.

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 3.02                      UNREGISTERED SHARES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the U.S.

ITEM 5.01                      CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On August 22, 2012, Christine Buchanan-McKenzie resigned from all positions with the Company, including, but not limited to that of President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and a member of the Board of Directors.  The resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On the same day, Mr. Michael Borkowski was appointed as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and a member of the Board of Directors of the Company.

The biography for the newly appointed directors and officers are set forth below under the section entitled, “DIRECTORS AND EXECUTIVE OFFICERS”.

ITEM 8.01                      OTHER EVENTS

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01. As a result of the Share Exchange, (i) Eaton Scientific Systems, Ltd. became a wholly owned operating subsidiary of the Company; and (ii) the business of Eaton Scientific Systems, Ltd., which is more fully described below, became the Company’s principal operations.

Prior to the closing of the Share Exchange, there were no outstanding options or warrants to purchase shares of capital stock of the Company, and the Company had not adopted an equity incentive plan or otherwise reserved shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future.

As of the date of the Share Exchange, there were no material relationships between the Company and ESSL, or between the Company and any of ESSL’s respective affiliates, directors, or officers, or any associates of its respective officers or directors, other than with respect to the Share Exchange.

Corporate History

The Company was incorporated on December 8, 2009 under the laws of the State of Nevada. The Company’s wholly owned subsidiary, Pristine Solutions Limited, was incorporated under the laws of Jamaica. The Company’s original business plan focused on developing a network of sales points for the sale and service of tankless water heaters in Jamaica, through Pristine Solutions Limited. The Company’s aim was to become the first tankless water heater company specializing in tankless-only products to enter the Jamaican market, and the only company in the Jamaican market offering solar-powered tankless water heater products.  As part of its plan, on December 30, 2009, the Company entered into a distribution agreement with Zhongshan Guangsheng Industry Co., Ltd., of China (“Zhongshan”), the manufacturer of the tankless water heaters.   Zhongshan currently manufactures the tankless water heaters under the brand Gleamous Electric Appliances.

On August 23, 2012, the Company and its Controlling Stockholders entered into a Share Exchange with ESSL and the ESSL Shareholders, whereby the Company acquired 25,000,000 shares of common stock (100%) of ESSL from the ESSL Shareholders.  In exchange for the ESSL Stock, the Company issued 25,000,000 shares of its common stock to the ESSL Shareholders.

As a result of the Share Exchange, (i) ESSL became the Company’s wholly owned subsidiary; and (ii) the Company intends to continue the ESSL operations as its primary business.

  Please note that the information provided below, unless otherwise noted, relates to the combined enterprises of ESSL and the Company after the Share Exchange.

Business Description

Eaton Scientific Systems, Ltd., a Nevada corporation, was formed in January 31, 2006. The Company is headquartered in Beverly Hills, California, and is engaged in biomedical product development in the area of women’s health.  The Company’s mission is to provide solutions to women’s health issues surrounding pre-menopausal, peri-menopausal and post-menopausal conditions. The Company intends to develop non-hormonal treatments, and address the specific need for a non-hormonal solution to “Hot-Flushes”, a common symptom experienced by many pre-menopausal and post-menopausal women.

The Company is in the process of developing a novel treatment for climacteric (menopausal) symptoms, has filed a Provisional Patent Application, USPTO No. 60/719,756, and a Patent Pending Application USPTO No. 11/523,975, which covers a novel indication for an existing FDA cleared prescription drug, Tropine 3 (“Homatropine”). Tropine 3 is an orally ingested prescription product containing Homatropine, which is intended to reduce climacteric symptoms and improve quality of life in menopausal women who are experiencing “hot flashes” and “night sweats”, but who are not receiving hormone replacement therapy (“HRT”).  Homatropine (Equipin, Isopto Homatropine) is an anticholinergic medication that inhibits muscarinic acetylcholine receptors and thus the parasympathetic nervous system.

The Company has also developed a Clinical Trial Protocol for a Phase I/II, Prospective, Randomized, Double Blind, Placebo-Controlled, Dose Escalation, Open Label Study to Test the Efficacy and Safety of Homatropine Methylbromide Oral Suspension on Selected Climacteric Symptoms and Quality of Life in Menopausal Women Not Receiving HRT for its new drug indication and will execute the Trial with the goal of generating data that supports its claims. The Company has retained a team of medical professionals and is preparing the Protocol in order to begin a Clinical Trial (the “Study”) for FDA approval of Tropine 3 containing Homatropine in oral suspension.  The purpose of the Study is to look at the effectiveness and safety of the drug Homatropine, to see if it will provide relief of hot flashes, night sweats and other menopause symptoms, and improve the quality of life in women. The Company’s goal is to complete the study, barring any unforeseen delays, by the end of the 2nd calendar quarter of 2013.  Provided that the data supports the Company’s Claims it has outlined its Patent Application, it will present the information to the FDA for review.  The Company anticipates that the FDA will request a Phase III Trial to be conducted by the Company prior to a review for consideration of Tropine 3 receiving an FDA Approval.

The Company has recently finished its first Clinical Trial Protocol and is prepared to conduct the Study. The purpose of the Study will be to demonstrate that Tropine 3, its novel new indication of Homatropine, and existing FDA Approved drug currently used to treat heavy coughing, has the ability to provide relief to pre-menopausal, menopausal and post-menopausal women suffering from hot flashes. The Company’s technical mission is to prove its central thesis that Homatropine in an oral suspension formula can reduce hot flashes in pre-menopausal, menopausal and post-menopausal women through multiple clinical trial validations.

The Market

Pre-Menopausal, Menopausal & Post-Menopausal

The climacteric (also known as menopause) is defined as the syndrome of endocrine (hormonal), somatic (bodily) and psychological changes occurring at the termination of the reproductive period in the female. According to the Greene Climacteric scale,  there are 21 common symptoms associated with a woman’s climacteric stage, namely heart beating quickly or strongly, feeling tense or nervous, difficulty in sleeping, excitability, attacks of panic, difficulty in concentrating, feeling tired or lacking in energy, loss of interest in most things, feeling unhappy or depressed, crying spells, irritability, feeling dizzy or faint, pressure or tightness in head or body, parts of the body feel numb or tingling, headaches, muscle and joint pains, loss of feeling in hands and feet, breathing difficulties, hot flushes, sweating at night, and loss of interest in sex. Other symptoms commonly experienced in climacteric women include urinary frequency and urgency, palpitations, and anxiety.

About 50 million women in the United States alone, experience hot flashes. Eighty-five percent of the women in the United States experience hot flashes of some kind as they approach menopause and for the first year or two after their periods stop. Between 20% and 50% of women continue to have them for many more years. As time goes on, the intensity decreases.  The women’s health market as it pertains to menopause is approximately 26.8 million women and is expected to grow to over 50 million as the baby boomers start to enter this phase of their life.  Though there are many issues affecting women in the menopausal age the biggest factors focus on hormonal replacement therapies and the treatments association to breast cancer.

Menopause is a normal part of life, just like puberty. It is the time of a woman’s last period, but symptoms can begin several years earlier. Some symptoms of menopause can last for months or years after. Changing levels of estrogen and progesterone, which are two female hormones made in a women’s ovaries, might lead to these symptoms. This time of change is known as the menopausal transition, but many women and their doctors also call it peri-menopause. It can begin several years before a women’s last menstrual period. Peri-menopause lasts for 1 year after a women’s last period. After a full year without a period, women can say they have been "through menopause." Post-menopause follows menopause and lasts the rest of their life.

The average age of a woman having her last period, menopause, is 51. But, some women have their last period in their forties, and some have it later in their fifties. Smoking can lead to early menopause. So can some types of operations. For example, surgery to remove a uterus (called a hysterectomy) will make a woman’s periods stop, and that is menopause. A woman might not have menopause symptoms like hot flashes immediately, however, because, if her ovaries are untouched, they still make hormones. In time, when the ovaries start to make less estrogen, menopause symptoms could start. But, sometimes both ovaries are removed (called an oophorectomy), usually along with her uterus. That is menopause too. In this case, menopause symptoms can start right away; no matter what age a woman is, because her body has lost its main supply of estrogen.

According to the recent study “Women’s Health Therapeutics Market to 2017” (“GBI Study”) by GBI Research issued in January 1, 2012, there continues to be a “high unmet need will drive uptake of novel drugs”. GBI Research finds that the women’s health therapeutics market will grow rapidly, largely due to the introduction of new therapies and the increased awareness among patients and physicians in two of the largest segments within women’s health disorders, the menopause and osteoporosis areas. According to the GBI Research Study, Novel non-hormonal therapeutics will become more popular during the forecast period. The GBI Study further overall women’s health therapeutics market is driven by postmenopausal osteoporosis and menopause.

According to the GBI Study the women’s health therapeutics market research and development pipeline is only moderately strong, with the majority of first-in-class drugs in late stages of development. These drugs are expected to drive market revenues and it is expected that, if they are approved and are shown to have better safety profiles, patients will comply with novel therapies. In particular, non-hormones are set to take over the conventional hormone therapeutics market.

In 2010, the global women’s health therapeutics market was estimated to be worth $14,530,000, after a Compound Annual Growth Rate (“CAGR”) of 3.5% between 2002 and 2010. By 2017, the market is estimated to reach $24.6 billion, indicating a CAGR of 7.9% between 2010 and 2017. Owing to several factors such as the publication of the Women’s Health Initiative (“WHI”) study results, and a lack of effective therapeutics, the women’s health therapeutics market grew only moderately between 2002 and 2010. However, the launch of novel therapeutics in the near future is expected to satisfy the unmet need in the market. This will have a pronounced effect on positive growth in the menopause therapeutics market.

The Company believes that the menopausal market has considerable unmet need, as the fear of diseases that have, in certain studies (“2002 Women’s Health Initiative”) been linked to hormonal therapeutics. Hormones have been shown to be associated with significant safety issues such as risks of breast cancer and cardiovascular disease. Hence, the use of hormones has declined and women are worried about resuming hormonal therapy for the treatment of the menopause/osteoporosis. There is an opportunity for pharmaceutical companies to develop drugs with greater safety profiles and more competitive prices.

Menopause Advertising

Menopausal advertising is currently a real challenge, and it appears that, unless real change occurs in the public perception of menopause, it will continue to be a challenge.  Unfortunately, advertisers consistently project negative images of menopause in order to promote their products since fear of the lack of sex also sells and in doing so they perpetuate the myth.  The overwhelming message is that unless women actually do something about this dreadful impending thing called menopause, they will not be “slim, sane and sexy”.  The media plays into that message as well.

The underlying message communicated by advertisers is that women must project an image that equates to reproductive viability in order to be of any true value to society. If women cannot attract a mate in order to reproduce they are of no true use except possibly as grandmothers. Menopause by definition means they cannot reproduce.

Hormonal Replacement Therapy

The U.S. Preventive Services Task Force (“USPSTF”), an independent group of health experts convened at the request of Congress, first hinted that HRT may be too risky for long-term use in 2005. At that time, after reviewing the available data, the task force warned women against relying on HRT to prevent chronic conditions like heart disease and dementia. Some earlier studies had suggested that the supplemental hormones that women take to relieve night sweats and hot flashes associated with menopause could also protect the heart and brain from aging-related decline. Use of hormone therapy declined, however, after a 2002 WHI study found little difference in rates of heart disease among women who used HRT and those who did not. Instead, the study reported HRT might increase the risks of heart disease and breast cancer.

In the past, HRT was widely recommended for the treatment of menopause and menopausal symptoms, as well as for the prevention of osteoporosis and heart disease. The large study, conducted in 2002 by WHI, shed new light on how HRT is viewed.  HRT is used to supplement the body with either estrogen alone or estrogen and progesterone in combination during and after menopause. Estrogen and progesterone are hormones that are produced by a woman's ovaries. As menopause nears, the ovaries reduce most of their production of these hormones. Lowered or fluctuating estrogen levels may cause menopause symptoms such as hot flashes, and medical conditions such as osteoporosis. When the ovaries no longer produce adequate amounts of estrogen and progesterone (as in menopause), HRT can be given to supplement the body with adequate levels.

Estrogen and progesterone together thicken the lining of the uterus, preparing it for the possible implantation of a fertilized egg. Estrogen also influences how the body uses calcium, an important mineral in the building of bones, and helps maintain healthy levels of cholesterol in the blood. Estrogen also keeps the vagina healthy. Hormone therapy helps to replenish the estrogen, relieving some of the symptoms of menopause when they are moderate to severe. They are no longer recommended, however, to prevent chronic diseases.

Progesterone is used along with estrogen in women who still have their uterus. In these women, if taken without progesterone, estrogen increases the risk for cancer of the endometrium (the lining of the uterus). During a woman's reproductive years, endometrial cells are shed during menstruation. When the endometrium is no longer shed, estrogen can cause an overgrowth of cells in the uterus, a condition that can lead to cancer.

Progesterone reduces the risk of endometrial cancer by making the endometrium shed each month. As a result, women who take progesterone may have monthly bleeding. Monthly bleeding can be lessened and, in some cases, eliminated by taking progesterone and estrogen together continuously. Women who have had a hysterectomy (removal of the uterus through surgery) usually do not need to take progesterone.

There are two main types of hormone replacement therapy:

Estrogen Therapy:  Estrogen is taken alone. Doctors most often prescribe a low dose of estrogen to be taken as a pill or patch every day. Estrogen may also be prescribed as a cream. The lowest dose of estrogen needed to relieve menopause symptoms is recommended.  Estrogen is prescribed to relieve:

▪	Hot flashes
▪	Vaginal dryness that can result in painful intercourse
▪	Other problematic symptoms of menopause, such as night sweats and dry, itchy skin

Progesterone/Progestin-Estrogen Hormone Therapy:  Also called combination therapy, this form of HRT combines doses of estrogen and progesterone (progestin is a synthetic form of progesterone). Estrogen and a lower dose of progesterone also may be given continuously to prevent the regular, monthly bleeding that can occur when combination HRT is used. The current recommendation is to take the lowest dose of hormone therapy for the shortest time possible. Progestins do cause side effects, including irregular bleeding and fluid retention. Progestins, such as Provera, are a synthetic version of progesterone, which is the chemical equivalent to the progesterone produced by the body. Like all prescription medications, HRT should be re-evaluated each year.

Hormone replacement therapy is not usually recommended for women who have:

▪	Active or past breast cancer
▪	Recurrent or active endometrial cancer
▪	Abnormal vaginal bleeding
▪	Recurrent or active blood clots
▪	History of stroke
▪	Liver disease
▪	Known or suspected pregnancy

Side Effects of Hormone Replacement Therapy

There are no prescription medications that are as effective as estrogen for the treatment of hot flushes, but many have a positive impact for some women. Unfortunately, all have side effects that balance their clinical use.

Like almost all medications, hormone replacement therapy has side effects. The most common side effects are:

▪	Monthly bleeding
▪	Irregular spotting
▪	Breast tenderness

Less common side effects of HRT include:

▪	Blood clots and stroke (rare, but the most serious risk)
▪	Fluid retention
▪	Headaches (including migraine)
▪	Dizziness
▪	Skin discoloration (brown or black patches)
▪	Increased breast density (making mammogram evaluation more difficult)
▪	Skin irritation under estrogen patch

The 2002 WHI study was the largest placebo controlled study of hormone replacement therapy to date, and showed an increase in thromboembolism (blood clots), stroke, and breast cancer in the estrogen-progestin group, leaving many women with the uncomfortable feeling that they were compromising their long-term health by using hormone therapy.

        The most recent analysis conducted by the US Preventive Services Task Force (USPSTF), confirmed that the risks of HRT outweigh its potential benefits, based on a review of 51 studies published since 2002 through the Annals of Internal Medicine online. Overall, the data showed that HRT, which combines estrogen and progestin, is linked to increased risk of stroke, blood clots, gallbladder disease, urinary incontinence, and dementia and breast cancer. The risks remained significant, even among women who have had a hysterectomy, and who only need to take estrogen, not progestin, to protect endometrial tissue.  The USPSTF found that the only benefit of HRT, outside of relieving menopause symptoms, was a lower risk of bone fractures, and concluded that the risks far outweighed this improvement.  For women at average-risk of heart disease or breast cancer, which make up the majority of those who might take HRT during menopause, peri-menopause and post menopause, the Task Force recommended against long-term use of the hormones. Accordingly, there is a need for effective treatment regimens for relieving symptoms of menopause. The Company’s present invention meets this long-felt need.

Hormone Replacement Therapy Competition

The following table represents the current market Brand leaders in the prescription market for Hormone Replacement Therapy separated by Estrogen, Progestin & combinations of the two and delivery methods.

Estrogen Types:	Brand Names:
Pills	Cenestin, Estrinyl, Estrace, Menest, Ogen, Premarin
Cream	Estrace, Ogen, Ortho, Dienestrol, Premarin
Vaginal ring	Estring, Femring
Vaginal tablet	Vagifem
Patch	Alora, Climara, Esclim, Esraderm, Vivelle-Dot

Progestin Types:	Brand Names:
Pills/Capsules	Amen, Aygestin, Curretab, Cycrin, Megace, Prometrium, Provera
Vaginal Gel	Prochieve progesterone gel 4%, 8%

Combination Types:	Brand Names:
Pills	Activella, FemHRT, Ortho-Prefast, Premphase, Prempro, low-dose Prempro
Patch	CombiPatch, Climara-Pro

Alternatives, Natural Treatment, and Competition

 HRT was long the standard treatment for menopause, however, since it is now known that traditional HRT using synthetic estrogen and progestins increases the risk of breast cancer and heart disease, many women and healthcare providers are no longer routinely asking for or prescribing traditional estrogen replacement therapy, but rather are seeking alternative treatments,

The alternatives to hormone replacement therapy range between prescription drugs that consist of slightly different hormone formulations, nutritional supplements made of herbs and vitamins, soy products said to be natural sources of estrogen, lifestyle changes, and even what might be termed menopause accessories, such as one company's ''cooling comfort towelettes'' to wipe the sweat from hot flashes.

Alternative Prescriptions

Selective Serotonin Reuptake Inhibitors (“SSRIs”) are a class of anti-depressants most commonly used in the treatment of depression, and some personality disorders. They have been found as efficient in alleviating hot flashes.  Venlafaxine (Effexor), paroxetine (Paxil), and fluoxetine (Prozac), have all shown an approximate 60% reduction in hot flushes but with side effects common to the SSRIs.

Clonidine, more commonly used for high blood pressure, has a 50% reduction in menopausal symptoms, but causes dry mouth, sedation and hypotension. Gabapentin, an anti-seizure medication, has a 45% reduction in frequency, and 54% decrease in menopausal symptom severity but can cause somnolence, fatigue, tremors, nausea, edema and ataxia.

Natural Alternatives

More and more women every day are turning to natural alternative treatments to treat the symptoms they experience during menopause including hot flashes, night sweats, and mood swings. There are several natural ways to ease the symptoms of menopause.

Natural estrogen compounds are available by prescription from compounding pharmacists. These types of estrogen are bio-identical -- they are chemically equal to the estrogen produced naturally in a woman’s body. There are 3 types of estrogens commonly used in bio-identical hormone replacement therapy. These are: Estrone (E1); Estradiol (E2), and Estriol (E3). Estrone and estradiol cause most of the risks associated with estrogen use. Natural or bio-identical estrogen compounds are prepared in any combination or number of these 3 types of estrogen; the most common formulation is 10 percent Estrone, 10 percent Estradiol, and 80 percent Estriol--called Tri-estrogen or Tri-est. A two estrogen bio-identical compound is called bi-estrogen.

Natural progesterone is an important component in menopausal symptom management for many women. It's available over-the-counter in products such as Pro-Gest, in compounded prescriptions, and a pharmaceutical called Prometrium. The benefit of using a cream product over an oral form is that you need a much lower dose because it does not have to be metabolized by the liver. Natural progesterone causes virtually no side effects.

There is also evidence which suggests that red clover isoflavones decrease the incidence of hot flashes. In one study, after 8 weeks using Promensil, a dietary supplement formulated with red clover isoflavones, at a dose of 40mg daily, participants experienced a 58% decrease in the number of hot flashes experienced.  Study participants also experienced a significant reduction in the severity of night sweats. Promensil is available over-the-counter, without a prescription, at retail grocery, drug, and health food stores.

Black Cohash is an herbal supplement, which has been shown to have benefit for hot flashes without altering FSH levels or endometrial thickness.  Side effects such as nausea, headaches, dizziness and liver toxicity have been reported. A black cohash/St John’s Wort combination has been shown to reduce the Menopause rating scale by 50% and the Hamilton Depression Scale by 41%.

There have also been several clinical trials using flaxseed. Flaxseed is the richest source of lignans, an anti-oxidant, which is one of three major classes of phytoestrogen.  Lignans are thought to have estrogen agonist and antagonist effects as well as antioxidant properties. Flaxseed and its lignans may have potent anti-estrogenic effects on estrogen receptor positive breast cancer and may have benefits in breast cancer prevention efforts.

Lifestyle Changes

Lifestyle changes may help alleviate hot flashes.  A diet is an important tool that a woman can use to help control their menopausal symptoms. Foods to avoid include high amounts of caffeine in any foods, carbonated beverages (which contain phosphorous and can increase bone loss), hot drinks, chocolate, spicy or hot foods and alcohol.  Also, limit its consumption of commercially raised meats including beef, pork, and chicken because these meats contain a high amount of saturated fats and decrease the body's ability to metabolize estrogen. Excessive sugar intake also limits the liver's ability to metabolize estrogen and impairs the immune system.

Increasing the intake of foods that contain phytoestrogens, including soy, is also recommended. Other foods that should be included in a woman’s diet include grains, oats, wheat, brown rice, tofu, almonds, cashews, and fresh fruits and vegetables.   According to research published by the Journal of the British Menopause Society, red clover isoflavones supplements, used in controlled studies, have been shown to have a significant positive effect on the rate of bone loss, improve cardiovascular health, and may offer some protective effect against breast and endometrial cancer.

In addition, women need to get plenty of regular exercise. Exercise is probably the single most important thing a woman can do to improve her overall health and well being throughout her life. Regular exercise (at least 3 or 4 days a week) helps prevent and reduce bone loss, and plays a key role in reducing the risk of many types of cancer, as well as heart disease.

Although these treatments work for many women,  every woman is different and it may take some time for a woman to find which treatments, or combination of treatments, work best Dressing in layers, wearing breathable clothing such as cotton and natural linen, and using fans, may aid in comfort. . It is always recommended for a woman to inform her healthcare provider of any natural alternative treatments being considered and/or used--this includes all vitamins, herbs, creams, etc.

Strategic Plan

Phase I & II Clinical Trial, Phase III Clinical Trial

The Company has retained a team of medical professionals and has recently completed the Study Protocol that will be used to conduct the Clinical Trial.  The purpose of the Study is to look at the effectiveness and safety of the drug Homatropine, to see if it will provide relief of hot flashes, night sweats and other menopause symptoms, and improve the quality of life in women.  The Company anticipates that the Study will be completed, barring any unforeseen delays, by the end of the 2nd calendar quarter of 2013, at which time the Company will commence marketing the product.

The Company will conduct multiple Clinical Trials in Phase I-Phase II & Phase III of Tropine 3.  The first Trial will be a Phase 1-2, prospective, randomized, double blind, placebo-controlled, dose escalation, parallel group study to test the efficacy and safety of homatropine methylbromide oral suspension on selected climacteric symptoms and quality of life in menopausal Women not receiving hormonal replacement therapy.

The Company intends on conducting these Trials at multiple sites.  Thereafter, the Company intends to publish its results in medical journals and women’s health publications.

Intellectual Property

The Company is in the process of obtaining an exclusive patent for its novel method for alleviating hot flushes in climacteric women. The US Patent Application, referenced below, covers the method involved in administering to a climacteric woman a therapeutically effective amount of an anticholinergic agent, thereby alleviating at least one climacteric symptom in the woman. In some embodiments, the anticholinergic agent is homatropine, or a salt thereof.

The Company’s founders, Dr. Hootan Melamed and Mr. Edward W. Withrow III (“Founders”), retained Cislo & Thomas, LLC (“Cislo”), a Santa Monica, California based legal firm specializing in intellectual property, to work with the Company in all areas of its intellectual property.  The chronological history of the Company’s Patents is as follows:

a.	On September 22, 2005, the Founders retained Cislo to file a US Provisional Patent Application Ser. No. 60/719,756.

b.
On March 29, 2006, The Founders retained Cislo to conduct a search of Prior Art as it pertained to the Company’s U.S. Provisional Application Ser. No. 60/719,756. A copy of the Prior Art Search Letter is attached hereto as Exhibit 99.2.

c.
On September 19, 2006, The Founders and the Company entered into a Patent Assignment, whereby the US Provisional Patent Application Ser. No. 60/719,756 was assigned exclusively to the Company. The Patent Assignment was subsequently filed with the USPTO, and is attached hereto as Exhibit 10.8.

d.
On September 22, 2006, the Company filed US Patent Application Ser. No. 11/523,975. The USPTO Published US 2007/0066603 A1 Patent Application on the date of March 22, 2007.. A copy of the Abstract of US Patent Application 11/523,975 and the Published US 2007/0066603 A1 is attached herewith as Exhibit 99.1.

e.	From the date of March 23, 2007 to September the Company has maintained its responses to Actions by the USPTO as they pertain to US Patent Application Ser. No. 11/523,975

f.
On September 14, 2012, the Company entered into a Retainer Agreement with Cislo to represent the Company on its current intellectual property matters, including the Patent Application referenced in item d.  A copy of the Retainer Agreement is attached herewith, and included in this filing as Exhibit 10.6.

g.	On September 24, 2012, the Company received an Action by the USPTO. The Company’s Response, a copy of which is attached herewith as Exhibit 99.3, was prepared by Cislo and filed on September 25, 2012.

The following table summarizes the Company’s Patents:

Patent Number	Patent Description	Patent Type
60/719,756	Method for Alleviating Climacteric Symptoms	Provisional Patent filed September 22, 2005
11/523,975	Method for Alleviating Climacteric Symptoms	Patent Application filed March 22, 2007

Food & Drug Administration Approved Homatropine Drug Combinations in the U.S.

The following table represents the current approved FDA Cleared use of Homatropine by medical professionals and their patients.

Primary	Secondary	Disp.	Brand	Manufacturer	ID #
Homatropine Methylbromide; 1.5 mg/5m1	Hydrocodone Bitartrate 5mg/5ml	Syrup	Hycodan	Endo	088008
Homatropine Methylbromide; 1.5 mg/5m1	Hydrocodone Bitartrate 5mg/5ml	Syrup	Mycodone	Morton Grove	040295
Homatropine Methylbromide; 1.5 mg/5m1	Hydrocodone Bitartrate 5mg/5ml	Syrup	Generic	Alpharma	040285
Homatropine Methylbromide; 1.5 mg/5m1	Hydrocodone Bitartrate 5mg/5ml	Syrup	Generic	Axiom	005213
Homatropine Methylbromide; 1.5 mg	Hydrocodone Bitartrate 5mg	Tablet	Generic	Amide	005213
Homatropine Methylbromide; 1.5 mg	Hydrocodone Bitartrate 5mg	Tablet	Generic	Endo	088508

Government Regulations

The health care industry, and thus the Company’s business, is subject to extensive federal, state, local and foreign regulation. Some of the pertinent laws have not been definitively interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of subjective interpretations. In addition, these laws and their interpretations are subject to change.

Both federal and state governmental agencies continue to subject the health care industry to intense regulatory scrutiny, including heightened civil and criminal enforcement efforts. As indicated by work plans and reports issued by these agencies, the federal government will continue to scrutinize all companies in the health care field. The federal government also has increased funding in recent years to fight health care fraud, and various agencies, such as the U.S. Department of Justice, the Office of Inspector General of the Department of Health and Human Services, or OIG, and state Medicaid fraud control units, are coordinating their enforcement efforts.

The Company must also comply with numerous other federal, state, and local laws relating to such matters as safe working conditions, environmental protection, industrial safety, and hazardous substance disposal. The Company may incur significant costs to comply with such laws and regulations in the future, and lack of compliance could have material adverse effects on the Company’s operations.

RISK FACTORS

Investing in the Company’s common stock involves a high degree of risk. In addition to the other information set forth in this report, you should carefully consider the factors discussed below when considering an investment in the Company’s common stock. If any of the events contemplated by the following discussion of risks should occur, its business, results of operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in the Company’s common stock. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business.

Risks Associated With The Company

The Company currently has generated no product revenues, has no products approved for marketing, and will need to raise additional capital to operate its business.

To date, the Company has generated no product revenues. Until, and unless, the Company receives approval from the U.S. Food and Drug Administration, or FDA for one or more of its drug candidates, the Company cannot market or sell its products and will not be able to generate product revenues. The Company’s drug candidate is in the early stages of development and will require significant time and capital to bring to market. Therefore, for the foreseeable future the Company does not expect to generate any product revenues and will be required to fund all of its operations and capital expenditures from cash on hand and future offerings. Currently, the Company believes that its cash on hand is sufficient to fund its operations for the next 12 months. However, changes may occur that would exhaust its available capital before that time, including changes in and progression of its development activities, acquisitions of additional drug candidates and changes in regulation. The Company will be required to seek additional sources of financing, which may not be available on favorable terms, if at all. If the Company does not succeed in raising additional funds in a timely manner and on acceptable terms, the Company may be unable to complete planned pre-clinical and clinical trials or obtain approval of its drug candidates from the FDA and other regulatory authorities. Any additional sources of financing will likely involve the issuance of additional equity securities, which will have a dilutive effect on the Company’s stockholders.

The Company has a limited operating history and is not profitable and may never become profitable.

The Company has an accumulated deficit of $96,599 and a working capital deficit of $51,147 as of July 31, 2012, and no meaningful operations upon which to evaluate its business. The Company expects to incur substantial losses and negative operating cash flow for the foreseeable future as the Company commences development of its drug candidates. Even if the Company succeeds in developing and commercializing one or more drug candidates, the Company expects to incur substantial losses for the foreseeable future and may never become profitable. The successful development and commercialization of any drug candidates will require the Company to perform a variety of functions, including:

▪	undertaking pre-clinical development and clinical trials;

▪	hiring additional personnel

▪	participating in the regulatory approval processes

▪	formulating and manufacturing products;

▪	initiating and conducting sales and marketing activities; and

▪	implementing additional internal systems and infrastructure.

The Company will likely need to raise additional capital in order to fund its business and generate significant revenue in order to achieve and maintain profitability. The Company may not be able to generate this revenue, raise additional capital or achieve profitability in the future. The Company’s failure to achieve or maintain profitability could negatively impact the value of its common stock.

The Company is heavily dependent on the success of Tropine 3, the Company’s lead drug candidate, which is still under clinical development, and the Company cannot be certain that Tropine 3 will receive regulatory approval or be successfully commercialized even if the Company receive regulatory approval.

The Company currently has no products that are approved for commercial sale and may never be able to develop marketable drug products. The Company expects that a substantial portion of its efforts and expenditures over the coming months will be devoted to its lead drug candidate, Tropine 3. Accordingly, its business currently depends heavily on the successful development, regulatory approval and commercialization of Tropine 3. The Company cannot be certain that Tropine 3 will receive regulatory approval or be successfully commercialized even if the Company receives regulatory approval. The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of drug products are, and will remain, subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries, which regulations differ from country to country. The Company is not permitted to market Tropine 3 in the United States until it receives approval of a New Drug Application, or NDA, from the FDA, or in any foreign countries until it receives the requisite approval from such countries. The Company has not submitted an NDA to the FDA or comparable applications to other regulatory authorities. Obtaining approval of an NDA is an extensive, lengthy, expensive and inherently uncertain process, and the FDA may delay, limit or deny approval of Tropine 3 for many reasons, including:

▪	we may not be able to demonstrate that Tropine 3 is safe and effective as a treatment for its targeted indications to the satisfaction of the FDA;

▪	the results of its clinical studies may not meet the level of statistical or clinical significance required by the FDA for marketing approval;

▪	the FDA may disagree with the number, design, size, conduct or implementation of its clinical studies;

▪	the FDA may not find the data from pre-clinical studies and clinical studies sufficient to demonstrate that the clinical and other benefits of Tropine 3 outweigh its safety risks;

▪	the FDA may disagree with its interpretation of data from its pre-clinical studies and clinical studies or may require that the Company conduct additional studies;

▪	the FDA may not accept data generated at its clinical study sites;

▪	the FDA may identify deficiencies in the manufacturing processes or facilities of its third-party manufacturers; or

▪	the FDA may change its approval policies or adopt new regulations.

If the Company is unable to hire additional qualified personnel, its ability to grow its business may be harmed.

The Company currently relies heavily on its President and Chief Executive Officer, and its future success depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled scientific, technical, marketing, managerial and financial personnel. Although the Company will seek to hire and retain qualified personnel with experience and abilities commensurate with its needs, there is no assurance that the Company will succeed despite its collective efforts.

The Company may not successfully manage its growth.

The Company’s success will depend upon the expansion of its operations and its ability to successfully manage its growth. The Company’s future growth, if any, may place a significant strain on its management and on its administrative, operational and financial resources. The Company’s ability to manage its growth effectively will require the Company to implement and improve its operational, financial and management systems and to expand, train, manage and motivate its employees. These demands may require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources devoted to research and product development without a corresponding increase in its operational, financial and management systems could have a material adverse effect on its business, financial condition and results of operations.

Clinical trials are very expensive, time-consuming and difficult to design and implement.

The Company’s drug candidate is still in development and will require extensive clinical testing before the Company is prepared to submit a NDA for regulatory approval. Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time-consuming. Furthermore, failure can occur at any stage of the trials, and the Company could encounter problems that cause the Company to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

▪	failure to obtain regulatory and approval by an independent institutional review board;

▪	unforeseen safety issues;

▪	lack of effectiveness during clinical trials;

▪	slower than expected rates of patient recruitment;

▪	failure to manufacture sufficient quantities of a drug candidate for use in clinical trials;

▪	inability to monitor patients adequately during or after treatment; and

▪	inability or unwillingness of medical investigators to follow its clinical protocols.

Any of these occurrences may harm its business, financial condition and results of operations.

Enrollment and retention of patients in clinical trials is an expensive and time-consuming process, and could be made more difficult or rendered impossible by multiple factors outside the Company’s control.

The Company may encounter delays in enrolling, or be unable to enroll, a sufficient number of patients to complete any of its clinical trials, and even once enrolled the Company may be unable to retain a sufficient number of patients to complete any of its trials. Patient enrollment and retention in clinical trials depend on many factors, including the size of the patient population, the nature of the trial protocol, the existing body of safety and efficacy data with respect to the study drug, the number and nature of competing treatments and ongoing clinical trials of competing drugs for the same indication, the proximity of patients to clinical sites and the eligibility criteria for the study. Furthermore, any negative results the Company may report in clinical trials of any of its drug candidates may make it difficult or impossible to recruit and retain patients in other clinical studies of that same drug candidate. Delays or failures in planned patient enrollment and/or retention may result in increased costs, program delays or both, which could have a harmful effect on its ability to develop its drug candidates, or could render further development impossible.

The results of the Company’s clinical trials may not support the Company’s drug candidate claims.

Even if the Company’s clinical trials are completed as planned, the Company cannot be certain that their results will support the safety and effectiveness of its drug candidates for its targeted indications. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and the Company cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. A failure of a clinical trial to meet its predetermined endpoints would likely cause the Company to abandon a drug candidate and may delay development of other drug candidates. Any delay in, or termination of, its clinical trials will delay the filing of its NDAs with the FDA and, ultimately, its ability to commercialize its drug candidates and generate product revenues.

Physicians and patients may not accept and use the Company’s drugs.

Even if the FDA approves one or more of the Company’s drug candidates, physicians and patients may not accept and use them. Acceptance and use of the Company’s product will depend upon a number of factors including:

▪	perceptions by members of the health care community, including physicians, about the safety and effectiveness of the Company’s drug;

▪	cost-effectiveness of the Company’s product relative to competing products;

▪	availability of reimbursement for the Company’s product from government or other healthcare payors; and

▪	effectiveness of marketing and distribution efforts by the Company and its licensees and distributors, if any.

Because the Company expects sales of its current drug candidate, if approved, to generate substantially all of its product revenues for the foreseeable future, the failure of these drugs to find market acceptance would harm the Company’s business and could require the Company to seek additional financing.

The Company will rely exclusively on third parties to formulate and manufacture its drug candidates. The commercialization of any of the Company’s drug candidates could be stopped, delayed or made less profitable if those third parties fail to provide the Company with sufficient quantities of product or fail to do so at acceptable quality levels or prices.

The Company has no experience in drug formulation or manufacturing and do not intend to establish its own manufacturing facilities. The Company lacks the resources and expertise to formulate or manufacture its own drug candidates. The Company currently has no agreements for the clinical or commercial scale manufacture of its drug candidates. The Company intends to enter into agreements with one or more manufacturers, to manufacture, supply, store and distribute drug supplies for its clinical trials. Additionally, if the Company’s current drug candidate, or any drug candidates the Company may develop or acquire in the future, receives FDA approval, the Company will rely on one or more third-party contractors to manufacture the commercial supply of its drugs. The Company’s anticipated future reliance on a limited number of third-party manufacturers exposes the Company to the following risks:

▪
The Company may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of the Company’s products after receipt of FDA approval, if any.

▪	The Company’s third-party manufacturers might be unable to formulate and manufacture its drugs in the volume and of the quality required to meet its clinical needs and commercial needs, if any.

▪
The Company’s future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply its clinical trials or to successfully produce, store and distribute its products.

▪
Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the Drug Enforcement Administration, and corresponding state agencies to ensure strict compliance with regulations on current good manufacturing practices and other government regulations and corresponding foreign standards. The Company do not have control over third-party manufacturers’ compliance with these regulations and standards.

▪	If any third-party manufacturer makes improvements in the manufacturing process for its products, the Company may not own, or may have to share, the intellectual property rights to the innovation.

Each of these risks could delay the Company’s clinical trials, the approval, if any, of its drug candidates by the FDA, or the commercialization of its drug candidates, or result in higher costs or deprive the Company of potential product revenues.

Health care reform measures may hinder or prevent the Company’s drug candidates’ commercial success.

The United States and some foreign jurisdictions are considering or have enacted a number of legislative and regulatory proposals to change the healthcare system in ways that could affect the Company’s ability to sell its products profitably. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, (“PPACA”), became law in the United States. The PPACA substantially changes the way healthcare is financed by both governmental and private insurers and significantly affects the pharmaceutical industry. While a number of states have challenged the constitutionality of certain provisions of the PPACA, many of these challenges are still pending final adjudication in several jurisdictions. Congress has also proposed a number of legislative initiatives, including possible repeal of the PPACA. At this time, it remains unclear whether there will be any changes made to the PPACA, whether to certain provisions or its entirety.

The PPACA, as currently enacted or as amended in the future, may adversely affect the Company’s business and financial results, and the Company cannot predict all of the ways in which future federal or state legislative or administrative changes relating to healthcare reform will affect its business. Nevertheless, the Company anticipates that the PPACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that the Company receives for any approved product, and could seriously harm its business. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors, could affect the sale of its product, market acceptance of its products and expected revenue and profitability which would have a material adverse effect on its business, results of operations, financial condition and prospects.

If the Company cannot compete successfully for market share against other drug companies, the Company may not achieve sufficient product revenue and its business will suffer.

The market for the Company’s drug candidates is characterized by intense competition and rapid technological advances. If any of the Company’s drug candidates receives FDA approval, it will compete with a number of existing and future drugs and therapies that are developed, manufactured and marketed by others. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than the Company’s products, or may offer comparable performance at a lower cost. In addition, a large number of companies are pursuing the development of pharmaceuticals that target the same diseases and conditions that the Company is targeting. If the Company’s products fail to capture and maintain market share, the Company may not achieve sufficient product revenue and its business will suffer.

The Company will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs or have substantially greater financial resources than the Company does, as well as significantly greater experience in:

▪	developing drugs;

▪	undertaking pre-clinical testing and clinical trials;

▪	obtaining FDA and other regulatory approvals of drugs;

▪	formulating and manufacturing drugs; and

▪	launching, marketing and selling drugs.

The Company’s ability to generate product revenues will be diminished if its drugs sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.

The Company’s ability to commercialize its drugs, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

▪	government and health administration authorities;

▪	private health maintenance organizations and health insurers; and

▪	other healthcare payors.

Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. As a result, the Company may not achieve sufficient product revenue and its business will suffer.

Competition

Many of the Company’s competitors have substantially greater financial, technical, and other resources and larger, more established marketing, sales and distribution systems than the Company does. Many of the Company’s competitors also offer broader product lines and have greater brand recognition than the Company does. Moreover, the Company’s competitors may make rapid technological developments that may result in its technologies and products becoming obsolete before the Company recovers the expenses incurred to develop them or before they generate significant revenue. The Company’s success will depend, in part, on its ability to develop its products in a timely manner, keep its products current with advancing technologies, achieve market acceptance of its products, gain name recognition and a positive reputation in the healthcare industry, and establish successful marketing, sales and distribution efforts.

Risks Related to The Company’s Intellectual Property

The Company’s proprietary rights may not adequately protect its intellectual property and potential products, and if the Company cannot obtain adequate protection of its intellectual property and potential products, the Company may not be able to successfully market its potential products.

The Company’s commercial success will depend in part on obtaining and maintaining intellectual property protection for its products, formulations, processes, methods and other technologies. The Company will only be able to protect these technologies and products from unauthorized use by third parties to the extent that valid and enforceable intellectual property rights, including patents, cover them or other market exclusionary rights apply. In addition, others may independently develop similar or alternative products and technologies that may be outside the scope of its intellectual property. Furthermore, others may have invented technology claimed by its patents before the Company or its licensors did so, and they may have filed patents claiming such technology before the Company did so, weakening its ability to obtain and maintain patent protection for such technology. Should third parties obtain patent rights to similar products or technology, this may have an adverse effect on its business.

The Company’s ability to commercialize its potential products will depend on its ability to sell such products without infringing the patent or proprietary rights of third parties.

The Company’s ability to commercialize its potential products will depend on its ability to sell such products without infringing the patents or other proprietary rights of third parties. Other companies may have or may acquire intellectual property rights that could be enforced against us. If they do so, the Company may be required to alter its products, formulations, processes, methods or other technologies, obtain a license, assuming one can be obtained, or cease its product-related activities. If its products or technologies infringe the intellectual property rights of others, they could bring legal action against the Company or its licensors or collaborators claiming damages and seeking to enjoin any activities that they believe infringe their intellectual property rights. If the Company is sued for patent infringement, the Company would need to demonstrate that its products or methods of use either does not infringe the patent claims of the relevant patent or that the patent claims are invalid or unenforceable, and the Company may not be able to do this. Proving invalidity, in the United States, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. If the Company is found to infringe a third-party patent, the Company may need to cease the commercial sale of its product.

The Company’s failure to obtain necessary regulatory clearances or approvals would significantly impair its ability to distribute and market its products.

The Company is subject to regulation and supervision by the FDA in the United States and similar regulatory bodies in other countries. Before the Company is able to place its products in its intended markets in the U.S. and Europe, the Company is required to obtain approval of its products from the FDA and receive a CE Mark in Europe.  Delays in obtaining approvals and clearances could have material adverse effects on the Company and its operations.

Risks Associated With The Company’s Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

▪	competition;
▪	additions or departures of key personnel;
▪	the Company’s ability to execute its business plan;
▪	operating results that fall below expectations;
▪	loss of any strategic relationship;
▪	industry developments;
▪	economic and other external factors; and
▪	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

The Company does not expect to pay dividends in the foreseeable future.

The Company does not intend to declare dividends for the foreseeable future, as the Company anticipates that the Company will reinvest any future earnings in the development and growth of its business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. The Company cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in the Company’s common stock.

The Company may in the future issue additional shares of its common stock which would reduce investors’ ownership interests in the Company and which may dilute its share value.

The Company’s Articles of Incorporation and amendments thereto authorize the issuance of 650,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of its remaining authorized common stock may result in substantial dilution in the percentage of its common stock held by its then existing stockholders. The Company may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by the Company’s investors, and might have an adverse effect on any trading market for the Company’s common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose Common Stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell the Company’s stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading the Company’s securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy the Company’s common stock, which may have the effect of reducing the level of trading activity and liquidity of the Company’s common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in the Company’s common stock, reducing a shareholder’s ability to resell shares of the Company’s common stock.

Contractual Obligations

The Company is a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and is not required to provide the information under this item.

PROPERTIES

The Company’s principal executive office is located at 9595 Wilshire Blvd., Suite 900, Beverly Hills, California 90212.  The Company currently rent this space for approximately $300 a month.  Currently, this space is sufficient to meet the Company’s needs.  However, once the Company expands its business to a significant degree, it will have to find a larger space. The Company does not currently own any real estate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information concerning the number of shares of the Company’s common stock owned beneficially as of October 30, 2012, by: (i) each of its directors; (ii) each of its named executive officers; and (iii) each person or group known by the Company to beneficially own more than 5% of its outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Edward W. Withrow III 1327 Ocean ave Suite M Santa Monica, CA 90401	Common	88,079,375	19.88%

Sky Holdings Ltd. 9663 Santa Monica Blvd Beverly Hills, CA 90210	Common	80,990,625	18.28%

M. Katsuka Sandoval 702 Dune Drive #B Mailbu, CA 90275	Common	39,750,000	8.97%

Michael Borkowski 6365 Collins Ave, Suite 3403 Miami, FL 33141	Common	5,300,000	1.20%

(1)
The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Based on 443,000,686 issued and outstanding shares of common stock as of October 30, 2012

Directors and Officers as a Group (1 shareholder)	5,300,000	1.20%
More than 5% ownership (3 shareholders)	214,120,000	48.33%
Total (5 shareholders)	277,460,720	49.53%

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of the Company’s current directors and executive officers:

Name	Age	Position with the Company	Director Since
Michael Borkowski 6365 Collins Ave, Suite 3403 Miami, FL 33141	39	President, Chief Executive Officer, Chief Financial Officer and Director	August 22, 2012

Term of Office

Each director of the Company serves for a term of one year and until his successor is elected at the Company’s Annual Shareholders’ Meeting and is qualified, subject to removal by the Company’s shareholders.   Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

On December 8, 2009 Ms. Christine Buchanan-McKenzie was appointed the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

On August 22, 2012, Ms. Buchanan-McKenzie resigned from all positions within the Company.

On August 22, 2012, Mr. Michael Borkowski was appointed the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer Secretary and Director.

Background and Business Experience

Michael J. Borkowski - Since June 2008, Mr. Borkowski has been working with Huntington Chase, Ltd assisting its Merchant Banking activities with multiple companies including Ecologic Transportation, Inc., a 100% Environmentally Friendly Transportation company, Montecito BioScience, Ltd., a Biotech company, and AudioEye, Inc., an internet and mobile technology company.  Mr. Borkowski played a key role in identifying potential transactions, introducing key relationships, assisting the companies in their transition from private to public sector, restructuring their corporate structure, and successfully completing their private placements.

In addition, from time to time Mr. Borkowski provides consulting services for the Dubai- based company, Rasia Group (“Rasia”). Rasia is an exclusive investment firm that engages in both direct principal investment strategies, as well as highly confidential investment representation for prominent sovereign and sovereign affiliated funds and families. Rasia originates and executes proprietary and “off market” deals for its own account and for its portfolio companies with an emphasis on high value resources, strategic infrastructure, and defense.

Prior to working with Huntington Chase Ltd, Mr. Borkowski spent two years working for Kingsdale Capital International (“Kingsdale”). Mr. Borkowski’s primary focus was on Kingsdale’s business development. He was responsible for identifying and analyzing new opportunities and investments, as well as mergers and acquisitions activities. In addition, Mr. Borkowski raised capital for existing projects and assisted Kingsdale in successfully completing each investment.

Mr. Borkowski began his career as a highly accomplished professional racecar driver.  His achievements include winning several professional national championships and competing at multiple levels of the highest divisions, including winning the world famous 12-Hours of Sebring.

Mr. Borkowski graduated Cum Laude from the Taft School and then graduated with honors from Cornell University.

Identification of Significant Employees/Consultants

The Company and its subsidiary, Eaton Scientific Systems, Ltd. has various employment/consulting agreements with the following individuals:

Michael J. Borkowski, President, Chief Executive Officer and Director

For information on Mr. Borkowski, please see section entitled, Background and Business Experience, above.  Mr. Borkowski’s Employment Agreement is summarized below under the section entitled, Employment Agreements.

Dr. Jennifer Berman, Senior Medical Liaison & Advocate

Jennifer R. Berman, MD, is a urologist and an internationally renowned expert and pioneer in the field of female urology and female sexual medicine. In 2001, Dr. Berman, who is among the few female urologists in the United States, co-founded the Female Sexual Medicine Center at University of California, Los Angeles (UCLA). She currently serves as the head of the Berman Women’s Wellness Center in Los Angeles California.

In addition to her medical practice, Dr. Berman previously co-hosted, with her sister Laura Berman, PhD, the television series on Discovery Health Network, Berman and Berman. Considered a leading expert on women's sexual health, she has appeared on national television, in print, and on radio shows. She appears regularly on Good Morning America and has been featured on The Oprah Winfrey Show, CNN's Larry King Live, 48 Hours, NBC Nightly News, 20/20, MSNBC, Lifetime Television, America's Health Network, New York Times Magazine, Newsweek, Fortune and others. For two consecutive years, she was awarded the Pfizer Scholar in Urology Award and has repeatedly been recognized with awards and honors at local, national, and international scientific meetings.  Her research focus is on the physiologic evaluation of the female sexual response, developing medical therapies for female sexual function complaints, and bio-identical hormone treatments. Berman is a principal investigator and consultant to pharmaceutical companies, assisting the development of therapies for female sexual dysfunction.

In her personal life, Dr. Berman is dedicated to increasing community awareness about women's health issues. She has been the recipient of numerous prestigious awards and honors including Israel Cancer Research Fund's Women of Action Award, The National Association of Women Business Owners Rising Star of the Year Award and the Los Angeles Business Journal's Women Who Make a Difference Award.  Dr. Berman received her medical degree from Boston University School of Medicine. She completed her post-graduate urology residency training at the University of Maryland and received specialized fellowship training in female urology and female pelvic floor reconstructive surgery at UCLA Medical Center.

Dr. David Stark, V.P. Regulatory Approval and Clinical Trial Manager

Dr. Stark has 18 years experience from the toxicology labs to the investigator site and has been essential to all aspects clinical and device research. Dr. Stark is the President and CEO of Stark-SMO, a Site Management Organization whose services go far beyond that of an ordinary SMO.  Due to his extensive and broad experiences in the inner workings of the research and regulatory aspects of clinical trials, Dr. Stark brings a unique vision to the industry and the Company as a motivated designer of superior approaches to research challenges. Most importantly, Dr. Stark is highly qualified to manage the development opportunities of the Company.

Formerly the Director of the National Institute of Clinical Research (NICR), he has been responsible for the design, organization and implementation of clinical trials for pharmaceutical and device companies.  He has a broad background in designing, conducting, and monitoring clinical trials of new pharmaceuticals and devices.  He is one of the few that has worked in the manufacturing validation of pharmaceuticals, the clinical field, and the regulatory (IRB) arenas, and therefore possesses a big-picture understanding of pharmaceutical development.

Through Dr. Stark’s diverse and devoted networking within the industry, Stark-SMO has assembled a wide network of more than 5000 physicians throughout the United States, which extends to the international community. Currently, he is negotiating a unique DMF partnership with drug manufacturers in China.

In addition to his significant accomplishments on the industry side of clinical drug and device development, Dr. Stark has experience with the FDA (major focus on IND’s NDA’s and 510K applications). Prior to his employment at NICR, Dr. Stark was the President and Chief Executive Officer of Powder Ice, Inc a medical products company. Additionally, Dr. Stark is a California state licensed Qualified Medical Examiner and Certified Clinical Research Associate.

Family Relationship

The Company and its subsidiaries currently have no officers or directors who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)
A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)
Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or
iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
(4)
Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)
Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)
Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)
Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
(8)
Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not currently have an audit committee serving on its Board of Directors. However, the Company intends, in the coming months, to establish an audit committee of the Board of Directors that shall consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

EXECUTIVE COMPENSATION

The table below summarizes the compensation paid to the Company’s principal executive officers, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael J. Borkowski President, CEO, CFO, Treasurer Secretary and Director	2012	$6,000	Nil	Nil	Nil	Nil	Nil	Nil	$6,000
	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Christine Buchanan-McKenzie Former President, CEO, and Director	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2011	$5,500	Nil	Nil	Nil	Nil	Nil	Nil	$5,500
	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Stock Options/SAR Grants

The Company adopted its 2012 Employee Stock Option Plan (“2012 ESOP”) on September 1, 2012, a copy of which is attached herewith and included in this filing as Exhibit 10.4.

The Company granted the following stock options to directors and officers:

On September 1, 2012, Michael Borkowski was granted an option under the Company’s 2012 ESOP to purchase 5,000,000 shares of the Company’s common stock at a price of $0.10 per share.

On September 12, 2012, Dr. Jennifer Berman was granted an option under the Company’s 2012 ESOP to purchase 6,150,000 shares of the Company’s common stock at a price of $0.25 per share.

Outstanding Equity Awards

On September 1, 2012, the Company, under its 2012 ESOP, granted qualified stock options to its Chief Executive Officer to purchase 5,000,000 shares of its common stock for five year at $0.10 per share, which vest quarterly over a period of three years. As of the date of this filing, no options have vested.

On September 1, 2012, David Stark was granted an option under the Company’s 2012 ESOP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.25 per share.

On September 12, 2012, the Company, under its 2012 ESOP, granted qualified stock options to its Directors to purchase 6,150,000 shares of its common stock for five year at $0.25 per share, which vest quarterly over a period of one year. As of the date of this filing, no options have vested.

Compensation of Directors

The Company reimburses its directors for expenses incurred in connection with attending board meetings. The Company has not paid any director's fees or other cash compensation for services rendered as a director since our inception to the date of this filing.

The Company has no formal plan for compensating its directors for their service in their capacity as directors. However, certain directors and officers of the Company have received stock options to purchase common shares under the Company’s 2012 ESOP, and may receive additional stock options at the discretion of the Company’s board of directors.

Employment Agreements

On September 1, 2012, the Company executed and entered into an employment agreement with its CEO, Mr. Michael J. Borkowski (the “Employment Agreement”). The Employment Agreement has a term of three years from the effective date, September1, 2012. Under the Employment Agreement, Mr. Borkowski agreed to serve as the President, CEO, and Director of the Company.  Mr. Borkowski shall have such authority, and the Company’s board of directors may reasonably assign responsibility to him. Pursuant to the Employment Agreement, Mr. Borkowski will have a base salary of $72,000 per annum per year.  Additionally, as part of the Company’s Employee Stock Option Plan, Mr. Borkowski was granted five million (5,000,000) options of the Company’s common stock which will vest on a quarterly basis over a three year period at an exercise price of ten cents ($0.10) per share,.  Mr. Borkowski shall be entitled to participate in any and all deferred compensation, 401(k) or other retirement plans, medical insurance, dental insurance, group health, disability insurance, pension and other benefit plans that are made generally available by the Company to its executives who have similar responsibilities and perform similar functions as Mr. Borkowski.  The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the complete text, which is attached hereto as Exhibit 10.7.

Consulting Agreements

On August 28, 2012, ESSL entered into a Consulting Agreement with Dr. David Stark (the “Stark Agreement”).  Pursuant to the terms of the Stark Consulting Agreement, Dr. Stark will receive cash compensation in the amount of $4,000 per month beginning September 1, 2012 and continuing for a period of 6 months, until March 1, 2013, for total cash compensation of $24,000, The Stark Agreement may be extended upon mutual agreement in increments of three month periods.  In addition, Stark shall be reimbursed for any reasonable expenses incurred in the course of providing services to Eaton. The foregoing summary of the Stark Agreement is not complete, and is qualified in its entirety by reference to the complete text, which is attached hereto as Exhibit 10.3.

On September 12, 2012, ESSL also entered into a Consulting Agreement with Dr. Jennifer Berman (the “Berman Agreement”).  Pursuant to the terms of the Berman Agreement, Dr. Berman will provide certain services to Eaton at the direction of the Company’s CEO and will receive six million and fifty thousand (6,150,000) options of common stock, vesting quarterly over a twelve (12) month period, with a strike price of twenty-five cents ($0.25),  The foregoing summary of the Berman Consulting Agreement is not complete, and is qualified in its entirety by reference to the complete text, which is attached hereto as Exhibit 10.5.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company provides pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

None of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, the Company plans to fully disclose any and all related party transactions in the following manner:
▪	Disclosing such transactions in reports where required;
▪	Disclosing in any and all filings with the SEC, where required;
▪	Obtaining disinterested directors consent; and
▪	Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, The Company has applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Mr. Borkowski is not an independent director because he is also an executive officer of the Company.

Review, Approval or Ratification of Transactions with Related Persons

The Company is a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and is not required to provide the information under this item.

LEGAL PROCEEDINGS

The Company knows of no material, existing or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of the Company’s directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to its interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

The Company’s common stock is currently quoted on the OTCQB. The Company’s common stock has been quoted on the OTCQB since February 3, 2011, under the symbol “PRTN.QB.”  Because the Company is quoted on the OTCQB, its securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

Record Holders

       As of the date of this Report, an aggregate of 443,000,686 shares of the Company’s common stock were issued and outstanding and were owned by approximately 60 holders of record.

Re-Purchase of Equity Securities

None.

Dividends

The Company has not paid any cash dividends on its common stock since inception and presently anticipate that all earnings, if any, will be retained for development of its business and that no dividends on its common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of its Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on its common stock will be paid in the future.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Pursuant to the Company’s Articles of Incorporation and amendment(s) thereto, the aggregate number of common shares which this Company has authority to issue is six hundred fifty million (650,000,000) shares of Common Stock, par value $0.001 per share.

The Company refers you to its Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada General Corporations Law for a more complete description of the rights and liabilities of holders of its securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, the Company is  informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Annual Report for the fiscal year ended January 31, 2012, and most recent Quarterly Report for the quarterly period ended July 31, 2012, as filed with the Securities and Exchange Commission on April 30, 2012 and September 19, 2012, respectively.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 31, 2012, the Board of Directors of Pristine Solutions, Inc. (the “Company”) dismissed GBH CPAs, PC (“GBH”, “Former Accountant”), the Company’s former independent registered public accounting firm. On November 1, 2012, the Board of Directors of the Company selected Stan Jeong Ha Lee, CPA (the “New Accountant”) to serve as the Company’s auditor for the fiscal year ended January 31, 2013.

During the period of GBH’s engagement with the Company and through October 31, 2012, there have been no disagreements with the Former Accountant (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused them to make reference thereto in their report on financial statements for any period.

During the period of the Former Accountant’s engagement and through October 31, 2012, there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

During the period of the Former Accountant’s engagement and through October 31, 2012, neither the Registrant nor anyone on its behalf has consulted with the New Accountant regarding either:

•
the application of accounting principles to specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither was a written report provided to the Registrant nor was oral advice provided that the New Accountant concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing, or financial reporting issue; or

•	any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

The Company has provided GBH a copy of the foregoing disclosures. Attached hereto as Exhibit 16.1 is a copy of the letter from GBH dated November 2, 2012, stating its agreement with such statements.

On November 1, 2012, with the prior approval of its Board of Directors, the Registrant engaged the New Accountant as its independent registered public accounting firm.

The Company has not consulted with the New Accountant regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through present.

ITEM 9.01                       FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL INFORMATION

INDEX TO FINANCIAL STATEMENTS

Page
PRO FORMA FINANCIAL INFORMATION:
Unaudited Condensed Consolidated Pro Forma Financial Information of Pristine Solutions, Inc.
Summary of Transaction	F-2
Condensed Consolidated Pro Forma Balance Sheets as of July 31, 2012	F-3
Condensed Consolidated Pro Forma Statement of Income for the six months ended July 31, 2012	F-4
Condensed Consolidated Pro Forma Balance Sheets as of January 31, 2012	F-5
Condensed Consolidated Pro Forma Statement of Income for the year ended January, 31, 2012	F-6

FINANCIAL INFORMATION OF EATON SCIENTIFIC SYSTEMS LTD
Interim Financial Statements of Eaton Scientific Systems, Inc:
Unaudited Balance Sheets as of June 30, 2012 and December 31, 2011	F-7
Unaudited Statements of Income for three and six months ended June 30, 2012 and 2011	F-8
Unaudited Statements of Cash Flows for six months ended June 30, 2012 and 2011	F-9

Audited Financial Statements of Eaton Scientific Systems, Inc.
Report of Independent Registered Public Accounting Firm	F-10
Balance Sheets as of December 31, 2011 and 2010	F-11
Statement of Income for the years ended December 31, 2011 and 2010	F-12
Statement of Cash Flows for the years ended December 31, 2011 and 2010	F-13
Statement of Stockholders’ Equity for the years ended December 31, 2011 and 2010	F-14

Notes to the Financial Statements of Eaton Scientific Systems, Inc.
Notes to the unaudited Financial Statements for the six months ended June 30, 2012, and the audited Financial Statements for the years ended December 31, 2011 and 2010	F-15

PRO FORMA FINANCIAL INFORMATION

Summary of Transaction

On August 23, 2012, the Company and its controlling stockholders (the “Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange”) with Eaton Scientific Systems, Ltd., a Nevada corporation (“ESSL”) and the shareholders of ESSL (the “ESSL Shareholders”), whereby the Company acquired 25,000,000 shares of common stock (100%) of ESSL (the “ESSL Stock”) from the ESSL Shareholders.  In exchange for the ESSL Stock, the Company issued 25,000,000 shares of its common stock to the ESSL Shareholders.

The foregoing summary description of the terms of the Share Exchange may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange, reference is made to such agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2012, and is incorporated herein by this reference.

The Company’s Chief Executive Officer, Mr. Michael J. Borkowski, and the Company’s controlling shareholder and former President, Ms. Christine Buchanan-McKenzie, entered into a Common Stock Purchase Agreement, whereby Mr. Borkowski would purchase one hundred (100%) percent of the Company’s common shares owned by Mrs. Buchanan-McKenzie, or 240,000,000 shares, at par value $.0001, representing approximately 54.1% of the Company’s total issued and outstanding shares.  The Common Stock Purchase Agreement, and subsequent transaction closing, was completed on October 22, 2012.  On October 23, 2012, the Common Stock Purchase Agreement was finalized, and a Change in Control of the Registrant took place.

Pro Forma Financial Information

July 31, 2012

The unaudited condensed consolidated pro forma financial information of Pristine Solutions, Inc. (“PSI”) as of July 31, 2012, gives effect to the Share Exchange as if the transaction had occurred on July 31, 2012.

The unaudited condensed consolidated pro forma balance sheet gives effect to the transaction as of July 31, 2012. The unaudited condensed consolidated pro forma statement of operations for the six month ended July 31, 2012, gives effect to the transaction as if it had occurred February 1, 2011.

The unaudited condensed consolidated pro forma financial information has been included as required by the rules of the Securities and Exchange Commission and is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the transaction taken place or had occurred on the earliest date of February 1, 2011.

January 31, 2012

The unaudited condensed consolidated pro forma financial information of PSI as of January 31, 2012 gives effect to the Share Exchange as if the transaction had occurred on January 31, 2012.

The unaudited condensed consolidated pro forma balance sheet gives effect to the transaction as of January 31, 2012. The unaudited condensed consolidated pro forma statement of operations for the fiscal year ended January 31, 2012, gives effect to the transaction as if it had occurred February 1, 2011.

he unaudited condensed consolidated pro forma financial information has been included as required by the rules of the Securities and Exchange Commission and is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the transaction taken place or had occurred on the earliest date of February 1, 2011.

CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
FOR PRISTINE SOLUTIONS, INC.
AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 2012

PRISTINE SOLUTIONS, INC.
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS
As of July 31, 2012

	PSI					Pro Forma
	Historical		ESSL	Pro Forma		Consolidated
	July 31, 2012		Consolidation	Adjustments		July 31, 2012
	(unaudited)
ASSETS
Current Assets	$6,480		$392	$		$6,872
Property and equipment, net	5,048		-			5,048
Intangible assets, net	-		24,006			24,006
Goodwill				159,710	[5]	159,710
TOTAL ASSETS	$11,528		$24,398	$-		$195,636

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities	$57,627		$1,108	$-		$58,735
Long-term liabilities	-		183,000			183,000
Total Liabilities	57,627		184,108	-		241,735

Stockholders' Deficit
Preferred Stock	-	[1]	-	-		-
Common stock	41,800	[2]	100,000 [3]	(75,000)[4]		44,300 [9]
				2,500	[6]
				(25,000)[7]

Additional paid in capital	8,700		(6,250)	75,000	[4]	6,200
				(68,750)[5]
				(2,500)[6]
Accumulated Deficit	(96,599)		(253,460)	253,460	[6]	(96,599)
Total Stockholders' Deficit	(46,099)		(159,710)	159,710		(46,099)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$11,528		$24,398	$159,710		$195,636

[1]	50,000,000 shares authorized, $.001 par, none issued
[2]	650,000,000 shares authorized , $.0001 par, 418,000,686 shares issued and outstanding
[3]	100,000,000 shares authorized, $.001 par, 100,000,000 shares issued and outstanding
[4]	ESSL Reverse stock split - 4 to 1 = 100,000,000 shares split to 25,000,000 shares
[5]	Elimination of subsidiary equity and recording of goodwill due to business combination
[6]	Issuance of PSI shares to ESSL Shareholders - 25,000,000 shares x $.0001 par value = $2,500
[7]	Issuance of ESSL shares to PSI Shareholders - 25,000,000 shares x $.001 par value = $25,000
[8]	Total PSI shares issued and outstanding, 443,000,618 x par $.0001 = $44,300

PRISTINE SOLUTIONS, INC.
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
As of and for the Six Months Ended July 31, 2012
(unaudited)

	PSI	ESSL		Pro Forma
	Historical	Consolidation	Pro Forma	Consolidated
	July 31, 2012	June 30, 2012	Adjustments	July 31, 2012

Gross Profit	$-	$-	$	$-

General and administrative expenses	19,429	27,939	-	19,429

Operating income (loss)	(19,429)	(27,939)	-	(19,429)

Other income (expense)	407	-	-	407

Net (loss)	$(19,022)	$(27,939)	$-	$(19,022)

Net (loss) per common share - basic and diluted	$(0.00)			$(0.00)

Weighted average common shares outstanding - basic and diluted	418,000,686			443,000,686

CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
FOR PRISTINE SOLUTIONS, INC.
AS OF AND FOR THE YEAR ENDED JANUARY 31, 2012

PRISTINE SOLUTIONS, INC.
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS
As of January 31, 2012

	PSI		ESSL			Pro Forma
	Historical		Consolidation	Pro Forma		Consolidated
	FYE 01/31/12		YE 12/31/2011	Adjustments		FYE 01/31/12
	(unaudited)
ASSETS
Current Assets	$6,681		$388	$		$7,069
Property and equipment, net	5,699		-			5,699
Intangible assets, net	-		25,030			25,030
TOTAL ASSETS	$12,380		$25,418		$-	$37,798

Current Liabilities	$39,457		$2,427	$		$41,884
Long-term liabilities	-		160,400			160,400
Total Liabilities	39,457		162,827		-	202,284

Stockholders' Deficit
Preferred Stock	-	[1]	-		-	-
Common stock	41,800	[2]	94,363 [3]		5,637 [4]	44,300 [9]
					(75,000)[5]
					2,500 [7]
					(25,000)[8]

Additional paid in capital	8,700		(6,250)		75,000 [5]	6,200
					(68,750)[6]
					(2,500)[7]

Subscriptions receivable					(5,637)[4]	-
					5,637 [8]
Goodwill					(137,409)[6]	(137,409)
Accumulated Deficit	(77,577)		(225,522)		225,522 [6]	(77,577)
Total Stockholders' Deficit	(27,077)		(137,409)		-	(164,486)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$12,380		$25,418		$-	$37,798

[1]	50,000,000 shares authorized, $.001 par, none issued
[2]	650,000,000 shares authorized , $.0001 par, 418,000,686 shares issued and outstanding
[3]	100,000,000 shares authorized, $.001 par, 94,362,500 shares issued and outstanding
[4]	ESSL Additional shares issued prior to Share Exchange - 5,637,500 shares @ $.001 par = $5,637
[5]	ESSL Reverse stock split - 4 to 1 = 100,000,000 shares split to 25,000,000 shares
[6]	Elimination of subsidiary equity due to consolidation
[7]	Issuance of PSI shares to ESSL Shareholders - 25,000,000 shares x $.0001 par value = $2,500
[8]	Issuance of ESSL shares to PSI Shareholders - 25,000,000 shares x $.001 par value = $25,000
Total shares issued and outstanding, 443,000,618 x par $.0001 = $44,300

PRISTINE SOLUTIONS, INC.
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
As of and for the Year Ended January 31, 2012
(unaudited)

	PSI	ESSL		Pro Forma
	Audited Historical	Audited Consolidation	Pro Forma	Consolidated
	January 31, 2012	December 31, 2011	Adjustments	January 31, 2012

Gross Profit	$-	$-	$	$-

General and administrative expenses	10,090	51,505	-	61,595

Operating income (loss)	(10,090)	(51,505)	-	(61,595)

Other income (expense)	(385)	-	-	(385)

Net (loss)	$(10,475)	$(51,505)	$-	$(61,980)

Net (loss) per common share - basic and diluted	$(0.00)			$(0.00)

Weighted average common shares outstanding - basic and diluted	418,000,686			443,000,686

UNAUDITED INTERIM FINANCIAL STATEMENTS
FOR EATON SCIENTIFIC SYSTEMS, INC.
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2012

EATON SCIENTIFIC SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	June 30,	December 31,
	2012	2011
ASSETS	(unaudited)	(audited)
Current Assets
Cash & cash equivalents	$392	$388
Total Current Assets	392	388

Intangible Assets, net of amortization	24,006	25,030

TOTAL ASSETS	$24,398	$25,418

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$83	$1,402
Related party payables	1,025	1,025
Total Current Liabilities	1,108	2,427

Related party loans	183,000	160,400

Total Liabilities	184,108	162,827

STOCKHOLDERS' (DEFICIT)
Common stock, $0.001 par value,100,000,000 shares authorized, 100,000,000 and 94,362,500 issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	100,000	94,363
Additional paid in capital	(6,250)	(6,250)
Accumulated Deficit	(253,460)	(225,522)
Total Stockholders' (Deficit)	$(159,710)	$(137,409)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$24,398	$25,418

See Notes to Financial Statements

EATON SCIENTIFIC SYSTEMS, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

			Cumulative From
			01/31/2006
	For the six months ended		(Inception) to
	06/30/2012	06/30/2011	06/30/2012

Gross Profit	$-	-	$-

General and administrative expenses	26,734	21,096	241,230

Operating (loss)	(26,734)	(21,096)	(241,230)

Other Expenses
Depreciatioon & amortizaiton	1,205	1,157	12,230
Total Other Expenses	1,205	1,157	12,230

Net (loss)	$(27,939)	(22,253)	$(253,460)

Net (loss) per common share - basic and diluted	$(0.00)	(0.00)

Weighted average common shares outstanding - basic and diluted	100,000,000	74,412,500

See Notes to Financial Statements

EATON SCIENTIFIC SYSTEMS, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			Cumulative
			From 01/31/2006
	For the six months ended		(Inception) to
	06/30/2012	06/30/2011	06/30/2012

Cash Flow from operations:
Net loss	$(27,939)	$(22,253)	$(253,460)
Depreciation			-
Expenses converted to related party loans	21,000	21,000	168,000
Amortization of intangible assets	1,205	1,157	12,230
Stock compensation	5,638	-	87,500
Adjustments to reconcile net (loss) to net cash (used in)
operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	(1,319)	(1,272)	83
Increase (decrease) in related party payables	-	(25)	1,025
Net cash (used in) operating activities	(1,415)	(1,393)	15,378

Cash Flow from investing activities:
(Increase) in Intangible Assets	(180)	(228)	(36,236)
Net cash (used in) investing activities	(180)	(228)	(36,236)

Cash Flow from financing activities:
Proceeds from related party loans	1,600	1,500	15,000
Issuance of common stock			12,500
Increase (decrease) in paid in capital related to founders shares			(6,250)
Net cash provided by financing activities	1,600	1,500	21,250

Increase in cash	5	(121)	392

Cash - beginning of period	388	381	-

Cash - end of period	$393	260	$392

NONCASH ACTIVITIES
Stock issued for services	$5,637	-	$71,750
Stock issued for reimbursed expenses	$-	-	$19,500
Conversion of related party payable to Note Payable	$21,000	21,000	$168,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$-	-	$-
Income taxes paid	$-	-	$-

See Notes to Financial Statements

AUDITED FINANCIAL STATEMENTS
FOR EATON SCIENTIFIC SYSTEMS, INC.
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Stan J.H. Lee, CPA
2160 North Central Rd.  Suite 209* Fort Lee *NJ 07024
P.O. Box 436402 *San Diego * CA 92143-9402
619-623-7799 *Fax 619-564-3408 * E-mail) stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Eaton Scientific Systems, Inc.

We have audited the accompanying balance sheet of Eaton Scientific Systems, Inc. (”the Company”) as of December 31, 2011 and 2010 and the related statements  of operations, shareholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  An  audit includes consideration of internal control over financial  reporting  as a  basis  for  designing  audit  procedures  that  are appropriate  in  the  circumstances, but  not  for the purpose of expressing an opinion  on  the  effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of Eaton Scientific Systems, Inc. as of December 31, 2011 and 2010, and the results of its operation and its cash flows for the years aforementioned in conformity with the U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company lacks liquidity and has accumulated losses from operations, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H.Lee, CPA
----------------------------------

Stan J.H. Lee, CPA
September 28, 2012
Fort Lee, NJ, 07024

EATON SCIENTIFIC SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,	December 31,
	2011	2010
ASSETS
Current Assets
Cash & cash equivalents	$388	$381
Total Current Assets	388	381

Intangible Assets, net of amortization	25,030	24,646

TOTAL ASSETS	$25,418	$25,027

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$1,402	$203
Related party payables	1,025	990
Total Current Liabilities	2,427	1,193

Related party loans	160,400	116,600

Total Liabilities	162,827	117,793

STOCKHOLDERS' (DEFICIT)
Common stock, $0.001 par value,100,000,000 shares authorized, 94,362,500 and 87,500,000 issued and outstanding as of December 31, 2011 and 2010, respectively	94,363	87,500
Additional paid in capital	(6,250)	(6,250)
Accumulated Deficit	(225,522)	(174,016)
Total Stockholders' (Deficit)	$(137,409)	$(92,766)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$25,418	$25,027

See Notes to Financial Statements

EATON SCIENTIFIC SYSTEMS, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

			Cumulative From
			01/31/2006
	For the year ended		(Inception) to
	12/31/2011	12/31/2010	12/31/2011

Gross Profit	$-	$-	$-

General and administrative expenses	49,191	48,845	214,496

Operating (loss)	(49,191)	(48,845)	(214,496)

Other Expenses
Depreciation & amortization	2,314	2,154	11,025
Total Other Expenses	2,314	2,154	11,025

Net (loss)	$(51,505)	$(50,999)	$(225,521)

Net (loss) per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding – basic and diluted	94,362,500	87,500,000

See Notes to Financial Statements

EATON SCIENTIFIC SYSTEMS, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

				Cumulative
				From 01/31/2006
	For the year ended			(Inception) to
	12/31/2011		12/31/2010	12/31/2011

Cash Flow from operations:
Net loss		$(51,505)	$(50,999)	$(225,521)
Depreciation				-
Expenses converted to related party loans		42,000	42,000	147,000
Amortization of intangible assets		2,314	2,154	11,025
Stock compensation		6,863	26,175	81,862
Adjustments to reconcile net (loss) to net cash (used in)
operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses		1,199	92	1,402
Increase (decrease) in related party payables		35	(17,500)	1,025
Net cash (used in) operating activities		906	1,922	16,793

Cash Flow from investing activities:
(Increase) in Intangible Assets		(2,699)	(2,092)	(36,056)
Net cash (used in) investing activities		(2,699)	(2,092)	(36,056)

Cash Flow from financing activities:				-
Proceeds from related party loans		1,800	-	13,400
Issuance of common stock				12,500
Increase (decrease) in paid in capital related to founders shares				(6,250)
Net cash provided by financing activities		1,800	-	19,650

Increase in cash		7	(170)	388

Cash - beginning of period		381	551	-
				-
Cash - end of period		$388	$381	$388

NONCASH ACTIVITIES
Stock issued for services		$6,863	$6,675	$66,113
Stock issued for reimbursed expenses	$		$19,500	$19,500
Conversion of related party payable to Note Payable		$42,000	$42,000	$147,000
				-
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid		$-	$-	$-
Income taxes paid		$-	$-	$-

See Notes to Financial Statements

EATON SCIENTIFIC SYSTEMS, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' (DEFICIT)
PERIOD FROM JANUARY 31, 2006 (INCEPTION) TO DECEMBER 31. 2011

					(DEFICIT)
					ACCUMULATED
					DURING THE
	COMMON STOCK		PAID IN	SUBSCRIPTIONS	EXPLORATION
	SHARES	AMOUNT	CAPITAL	RECEIVABLE	STAGE	TOTAL

Balance, January 31, 2006 (date of inception)	-	$-	$-	$-	$-	$-
Issuance of Founders shares of common stock @ $.0005, March 9, 2006	12,500,000	12,500	(6,250)	(6,250)	-	-
Subscriptions received	-	-	-	2,500	-	2,500
Issuance of common stock for services, December, 2006	33,000,000	33,000	-	-	-	33,000
Net loss		-	-	-	(33,907)	(33,907)
Balance, December 31, 2006	45,500,000	45,500	(6,250)	(3,750)	(33,907)	1,593
Issuance of common stock for services, December, 2007	5,500,000	5,500	-		-	5,500
Subscriptions received for services	-	-	-	3,750	-	3,750
Net loss	-	-	-	-	(10,969)	(10,969)
Balance, December 31, 2007	51,000,000	51,000	(6,250)	-	(44,876)	(126)
Issuance of common stock for services, December, 2008	5,000,000	5,000	-	-	-	5,000
Net loss	-	-	-	-	(28,572)	(28,572)
Balance, December 31, 2008	56,000,000	56,000	(6,250)	-	(73,448)	(23,698)
Issuance of common stock for services, December, 2009	5,325,000	5,325	-	-	-	5,325
Net loss	-	-	-	-	(49,569)	(49,569)
Balance, December 31, 2009	61,325,000	61,325	(6,250)	-	(123,017)	(67,942)
Issuance of common stock for services, December, 2010	6,675,000	6,675	-	-	-	6,675
Issuance of common stock for expenses, December, 2010	19,500,000	19,500	-	-	-	19,500
Net loss	-	-	-	-	(50,999)	(50,999)
Balance, December 31, 2010	87,500,000	87,500	(6,250)	-	(174,016)	(92,766)
Issuance of common stock for services, December, 2011	6,862,500	6,863	-	-		6,863
Net loss	-	-	-	-	(51,505)	(51,505)
Balance, December 31, 2011	94,362,500	$94,363	$(6,250)	$-	$(225,521)	$(137,409)

See Notes to Financial Statements

EATON SCIENTIFIC SYSTEMS, LTD.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010 and 2011 (audited)
And June 30, 2012 (unaudited)

NOTE 1. OVERVIEW

Eaton Scientific Systems, Ltd. (the “Company”, “ESSL”) was incorporated on January 31, 2006 in the state of Nevada.  The Company was formed to serve as a vehicle for the development, research, capitalization and marketing of certain patent-pending pharmaceuticals.  The Company intends to execute the necessary regulatory process dictated by the Federal Drug Administration (FDA) in order to obtain a 510K clearance (pre-market notification) and FDA approval.

The Company is a development stage company as defined by ASC 915-10, “Accounting and Reporting by Development Stage Enterprises”. A development stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. At June 30, 2012, the Company has not yet commenced normal operations.  All activity from January 31, 2006 (date of inception) through June 30, 2012 relates to the Company’s formation and the pending registration statement described below.

UNAUDITED INFORMATION

The balance sheet of Eaton Scientific Systems, Ltd. (the “Company”) as of June 30, 2012, the statement of operations, and the statement of cash flows for the 6-months ended June 30, 2012 have not been audited.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments) which are necessary to properly reflect the financial position of the Company as of June 30, 2012, and the results of operations for the 6 -months ended June 30, 2012.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading.  Interim period results are not necessarily indicative of the results to be achieved for an entire year.  These financial statements should be read in conjunction with the financial statements and notes to financial statements included in the Company’s audited financial statements as of December 31, 2011 and calendar year then ended.

GOING CONCERN CONSIDERATION

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred cumulative net losses of $ 253,460 since its inception and requires capital for its contemplated operation and marketing activities to take place.  The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.  The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements.  These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Development Stage Company
The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity”.  The Company is still devoting substantially all of its efforts on development and research. and its planned principal operations have not commenced.  All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Use of Estimates
The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Fiscal Year End
The Company has a fiscal year ending on December 31.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair Value of Financial Instruments
The carrying amounts reported in the balance sheet for cash, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

Patent Costs
Certain costs incurred in connection with the development of pending patents are capitalized and amortized over the shorter of the economic or legal life of the patent.  During the six months ended June 30, 2012 and the years ended December 31, 2011 and 2010, respectively, patent costs in the amount of $180, $2,699 and $2,092 were capitalized. As of June 30, 2012, December 31, 2011 and 2010, respectively, a total of $36,236, $36,055 and $33,357 in patent costs were capitalized.

Earnings (Loss) per Share
Basic earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period.  Diluted earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of both common and preferred stock outstanding for the period.

New Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3. INTANGIBLE ASSETS

Intangible Assets consists of the following:

	June 30, 2012	December 31, 2011	December 31, 2010
Patent Costs	$36,236	$36,055	$33,357
Accumulated Amortization	(12,230)	(11,025)	(8,711)
Intangible Assets, net	$24,006	$25,030	$24,646

Amortization expense totaled $1,205, $2,314 and $2,154 for the six months ended June 30, 2012 and the years ended December 31, 2011 and 2010, respectively.

NOTE 4. DUE TO RELATED PARTY

As at June 30, 2012, December 31, 2011, and December 31, 2010, related parties are due a total of $184,024, 161,424 and $117,590, respectively, which is comprised of cash loans to the Company of $15,000, $13,400 and $11,600, respectively, unpaid compensation of $168,000, $147,000 and $105,000, respectively, and unpaid reimbursable expenses of $1,024, $1,024 and $990, respectively.  During the six months ended June 30, 2012 and the years ended December 31, 2011 and 2010, cash loans to the Company increased by $1,600, $1,800, and $0, respectively, and unpaid compensation increased by $21,000, $42,000 and $42,000, respectively.

The Company’s cash loans are represented by Convertible Notes Payable to Huntington Chase, Ltd. and Huntington Chase Financial Group, LLC.  The Notes are unsecured, interest-free, and are due upon demand.

The Company has converted all accrued compensation into a Convertible Note Payable to Huntington Chase Financial Group, LLC, and its total principal balance has been modified accordingly to $168,000, $147,000 and $105,000 at June 30, 2012, December 31, 2011 and December 31, 2010, respectively.  The Note is unsecured, interest free and is payable upon demand.  .
.

NOTE 5. COMMITMENTS AND CONTINGENCIES

On July 1, 2008, the Company entered into a Consulting Agreement with Huntington Chase Financial Group, Ltd., a Nevada corporation, (“HCFG”) for the consulting services of Edward W. Withrow III, a member of the Company’s Board of Directors.  The Consulting Agreement is for an initial term of 4 years, and provides for monthly compensation in the amount of $3,500.

NOTE 6. STOCKHOLDERS EQUITY

The total number of authorized shares of common stock that may be issued by the Company is 100,000,000 with a par value of $0.001 per share.

On March 9, 2006, the Company issued 12,500,000 common shares to its founders at a price of $.0005 per share for cash in the amount of $6,250.  As a result, paid in capital was reduced by $6,250 due to the difference in the par value of the stock of $.001 and the purchase price of the shares.

On December 31, 2006, the Company issued 33,000,000 shares of its common stock to two of its directors in exchange for formational services provided to the Company valued at $33,000.

On December 31, 2007, the Company issued 5,500,000 shares of its common stock in exchange for services valued at $5,500.

On December 31, 2008, the Company issued 5,000,000 shares of its common stock in exchange for services valued at $5,000.

On December 31, 2009, the Company issued 5,325,000 shares of its common stock in exchange for services valued at $5,325.

On December 31, 2010, the Company issued 6,675,000 shares of its common stock in exchange for services valued at $6,675.

On December 31, 2010, the Company issued 19,500,000 shares of its common stock in exchange for expenses paid on behalf of the Company in the amount of $19,500.

On December 31, 2011, the Company issued 6,862,500 shares of its common stock in exchange for services valued at $6,863.

On June 30, 2012, the Company issued 5,637,500 shares of its common stock in exchange for services valued at $5,638.

As at June 30, 2012 and December 31, 2011 the Company has 100,000,000 and 94,362,400 common shares issued and outstanding, respectively.

NOTE 7.  SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred between June 30, 2012 and the date the financial statements were available for issue, for possible disclosure or recognition in the financial statements.  The Company has determined that there were no such events or transactions that warrant disclosure or recognition in the financial statements, with the exception of the following:

On August 15, 2012, the Company effectuated a 4-to-1 reverse split (the “Split”), whereby one (1) share of the Company’s common stock would be issued for every four (4) shares held by each shareholder.  As a result of the Split, the common shares outstanding were reduced by 75,000,000; its related par value of $75,000 was reclassed to paid in capital; and a total of 25,000,000 shares of the its common stock remained issued and outstanding.

On August 23, 2012, the Company and its shareholders (the “ESSL Shareholders”) entered into a Share Exchange Agreement (the “Share Exchange”) with Pristine Solutions, Inc., a Nevada corporation (“PSI”) and its controlling stockholders (the “Controlling Stockholders”), whereby PSI acquired 25,000,000 (100%) shares of the Company’s common stock (the “ESSL Stock”) from the ESSL Shareholders.  In exchange for the ESSL Stock, PSI issued 25,000,000 shares of its common stock to the ESSL Shareholders.

On September 12, 2012, the Company issued a Convertible Promissory Note in the amount of $500,000 to Huntington Chase Financial Group, Ltd., a related party.  The Convertible Note is interest-free, is payable within 2 years, and contains a conversion feature which allows for the principal balance to be converted into common stock of the Company.

* * * * *

EXHIBITS.

Exhibit Number	Exhibit Description
(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession
2.1	Share Exchange Agreement between Pristine Solutions, Inc. and Eaton Scientific Systems, Ltd. dated August 23, 2012 (incorporated by reference to our Current Report on Form 8-K filed August 24, 2012)
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation of Pristine Solutions Inc. (incorporated by reference to our registration statement on Form S-1 filed on May 4, 2010)
3.2	Certificate of Amendment filed with the Nevada Secretary of State on January 29, 2010. (incorporated by reference to our registration statement on Form S-1 filed on May 4, 2010)
3.3	Bylaws of Pristine Solutions Inc. (incorporated by reference to our registration statement on Form S-1 filed on May 4, 2010)
3.4
Amended Articles of Incorporation/Certificate of Amendment filed with the Nevada Secretary of State on March 7, 2012 (incorporated by reference to our Annual Report on Form 10-K for the year ended January 31, 2012 filed April 30, 2012)

3.5*	Articles of Exchange filed with the Nevada Secretary of State on
(10)	Material Contracts
10.1	Consulting Agreement with Christine Buchanan-McKenzie (incorporated by reference to our registration statement on Form S-1 filed on May 4, 2010)
10.2	License Agreement with Zhongshan Guangsheng Industry Co., Ltd. (incorporated by reference to our registration statement on Form S-1filed on May 4, 2010)
10.3*	Consulting Agreement between Dr. David Stark and Eaton Scientific Systems, Inc. dated August 28, 2012
10.4*	2012 Employee Stock Option Plan of Pristine Solutions, Inc. dated September 1, 2012
10.5*	Consulting Agreement between Dr. Jennifer Berman and Eaton Scientific Systems, Inc. dated September 12, 2012
10.6*	Retainer Agreement with Cislo & Thomas, LLP, Attorneys at Law dated September 14, 2012
10.7*	Employment Agreement between Michael Borkowski and Pristine Solutions, Inc. dated October 1, 2012
10.8*	Patent Assignment dated September 19, 2006
10.9*	Lock-up Leak-out Agreement with M. Katsuka Sandoval dated October 27, 2012
10.10*	Lock-up Leak-out Agreement with Edward W. Withrow III dated October 27, 2012
10.11*	Lock-up Leak-out Agreement with Edward W. Withrow IV dated October 27, 2012

(16)	Letters on Change in Certifying Auditor
16.1*	Letter from GBH CPA’s, PC dated November 2, 2012
(21)	List of Subsidiaries (2)
21.1	Pristine Solutions Limited, incorporated under the laws of Jamaica
Eaton Scientific Systems, Inc., incorporated under the laws of Nevada, USA
(23)	Consents of Experts and Counsel
23.1	Letter from GBH CPA’s, PC dated July 21, 2010 (incorporated by reference to our registration statement on Form S-1 filed on May 4, 2010)
23.2*	Letter from Stan J.H. Lee, CPA dated October 3, 2012
(31)	Rule 13a-14(a) Certifications
31.1*	CEO Section 302 Certification under Sarbanes-Oxley Act of 2002.
31.2*	CFO Section 302 Certification under Sarbanes-Oxley Act of 2002.
(32)	Section 1350 Certifications
32.1*	CEO Section 906 Certification under Sarbanes-Oxley Act of 2002.
32.2*	CFO Section 906 Certification under Sarbanes-Oxley Act of 2002.
(99)	Other Documents
99.1*	Abstract of US Provisional Patent Application Ser No 60/719,756 / USPTO Patent Application USPTO No. 11/523,975
99.2*	Prior Art Search Letter pertaining to U.S. Provisional Application Ser. No. 60/719,756
99.3*	USPTO Statement of Assignment of Rights to Patent No. 11/523,975 filed September 25, 2012
99.4*	$500,000 Convertible Promissory Note

(101)**	Interactive Data File
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document.
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.

**
Furnished herewith. Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of any registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, and otherwise are not subject to liability under those sections.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRISTINE SOLUTIONS, INC.

Date: November 8, 2012	/s/ Michael Borkowski
By: Michael Borkowski
Its: President and Chief Executive Officer